[Nationwide DestinationSM Future Variable Annuity]

Application for

Individual Flexible Purchase Payment Variable Deferred Annuity

[Minimum Initial Purchase Payment of $15,000]

Nationwide Life Insurance Company

[ PO Box 182021, Columbus, OH 43218-2021 • Phone: 800-848-6331] [ Express Mail: 3400 Southpark Place Ste A, DSPF-F4, Grove City, OH 43123-4856]

Please submit all pages of the application.

The IRS has declared that civil union partners and domestic partners are not considered spouses for purposes of federal tax law. Therefore the tax treatment provided by federal tax law to a surviving spouse is NOT currently available to a surviving civil union partner or surviving domestic partner. For information regarding federal tax laws, please consult a tax advisor.

1. Parties to the Contract (Please print)

1a. Contract Owner

Name (First, MI, Last): John D. Doe

Employer/Trust Name (if applicable):

(Additional forms required. See the New Business Enrollment packet.)
Birth Date:	08/07/1965	Sex: X M	F SSN/Tax ID:	123-45-6789
Street: 1234 AnyStreet

City: AnyPlace				State: AnyState	ZIP: 12345

Email: emailaddress@gmail.com			Phone Number: 614-555-5555

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

1b. Joint/Contingent Owner

Check one box only: X Joint Owner (Joint Owner is limited to spouses unless such limitation is prohibited by the state. Available only with Non-Qualified Contracts.)

Contingent Owner (Available only with Non-Qualified Contracts.)

Name (First, MI, Last):	Jane B. Doe
Birth Date:	06/01/1965	Sex: M X F SSN/Tax ID:	987-65-4321
Address: X Same address as owner or fill out address below
Street:
City:		State:	ZIP:
Email: emailaddress@gmail.com		Phone Number:	614-555-5555

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

1c. Annuitant Complete only if different from Contract Owner or if Contract Owner is a non-natural owner or

aTrust. (Annuitant must be age[90]or younger.) Name (First, MI, Last):

Relationship to Contract Owner:

Birth Date:	Sex: M	F SSN/Tax ID:
Address:	Same address as owner or fill out address below
Street:
City:		State:	ZIP:
Email:		Phone Number:
ICC20-VAAA-0145AO	Page 1 of 10	(COMPACT - STANDARD) [NWDFN/Q (06/2020) ]

1. Parties to the Contract (continued)

1d. Co-Annuitant Complete only if electing a Death Benefit with Spousal Protection in section 4b. (With Death Benefits with Spousal Protection, both spouses will automatically be Primary Beneficiaries. When the Contract Owner named in Section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person.)

XSame as Joint Owner Name (First, MI, Last):

Birth Date:		Sex:	M	F	SSN/Tax ID:
Address:	Same address as owner or fill out address below
Street:
City:					State:		ZIP:
Email:					Phone Number:

1e. Contingent Annuitant (Must be age[85]or younger.)
Name (First, MI, Last): Julie C. Doe

Birth Date:	05/21/1966	Sex:	M	X F	SSN/Tax ID:	xxx-xx-xxxx
Address:	Same address as owner or fill out address below
Street:	1234 Anystreet
City:	AnyPlace				State:	AnyState	ZIP:	12345-6789
Email:	emailaddress@gmail.com				Phone Number:	614-222-2222

1f. Beneficiaries Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%. Providing your Beneficiaries social security numbers (SSN) will help expedite Beneficiary claims and will ensure that Nationwide can properly identify your Beneficiaries.

Primary Beneficiaries Allocations must equal 100%.				X Pay all Primary Beneficiaries equally
Legal Name (First, MI, Last):		Beneficiary One
Relationship to Annuitant: Other					Allocation (whole % only):			%
12/25/2000
Birth Date:		Sex: X M	F	SSN/Tax ID: xxx-xx-xxxx

Address:	Same address as owner or fill out address below
Street: 789 E. Main Street, Suite 123
City:	Columbus			State:	OH	ZIP:	43213
Email:	emailaddress@gmail.com			Phone Number:		614-222-2222

Legal Name (First, MI, Last):		Beneficiary Two
Relationship to Annuitant:		Other			Allocation (whole % only):			%
Birth Date:	12/18/2001	Sex: M	X F	SSN/Tax ID:	xxx-xx-xxxx
Address:	Same address as owner or fill out address below
Street:	789 E. Main Street, Suite 312
City:	Columbus			State:	OH	ZIP:	43213
Email:	emailaddress@gmail.com			Phone Number:		740-555-5555

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

ICC20-VAAA-0145AO	Page 2 of 10	(COMPACT - STANDARD) [NWDFN/Q (06/2020) ]

1. Parties to the Contract (continued)

Contingent Beneficiaries Allocations must equal 100%. X Pay all Contingent Beneficiaries equally

Legal Name (First, MI, Last):			Beneficiary One
Relationship to Annuitant: Other						Allocation (whole % only):			%
12/25/2000
	Birth Date:		Sex: X M	F	SSN/Tax ID: xxx-xx-xxxx

	Address:	Same address as owner or fill out address below
Street:	1234 AnyStreet
City:	AnyCity				State:	AnyState	ZIP:	12345-6789
Email:		emailaddress@gmail.com			Phone Number:		614-222-2222

Legal Name (First, MI, Last):			Beneficiary Two
Relationship to Annuitant:			Other			Allocation (whole % only):			%
	Birth Date:	12/18/2001	Sex: M	X F	SSN/Tax ID:	xxx-xx-xxxx
	Address:	Same address as owner or fill out address below
Street:	1234 AnyStreet, Suite 321
City:	AnyCity				State:	AnyState	ZIP:	12345-6789
Email:		emailaddress@gmail.com			Phone Number:

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

2. Contract Information

2a. Contract Type Must specify by checking a box.

X Non-Qualified	Non Naturally Owned Non-Qualified*		Custodial Owned IRA
Traditional IRA – Tax Year:			CRT* (Charitable Remainder Trust) Not available in New Jersey.
Roth IRA – Tax Year:		Tax Year Roth IRA started:
SIMPLE IRA*	SEP IRA*	401(a)* (Investment Only)	401(k)*

Beneficially Owned Non-Qualified* Beneficially Owned/Inherited IRA*

Beneficially Owned/Inherited Roth IRA*

*Additional forms required.

2b. Transfer Authorization for Registered Representative

XBy checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/ processing purposes. This power is not available for use by any person or organization providing any type of market-timing advice or service. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you.

If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

2c. Purchase Payment
Approximate Amount: $ [ 15,000	]	([$15,000]initial minimum.)

Payment Submitted Via: X Check	Wire	1035(a) Exchange*	Transfer/Rollover*

Source of Funds:

*Additional forms required. Please see the New Business Enrollment Packet.

ICC20-VAAA-0145AO	Page 3 of 10	(COMPACT - STANDARD) [NWDFN/Q (06/2020) ]

3.Living Benefits (Choose only one option)

Election of Options within this section increases the charges on your Contract. Election of a Living Benefit with the Joint Option may also result in lower Lifetime Withdrawal Percentages. Once elected, a Living Benefit is irrevocable. Consult your prospectus.

3a. Living Benefit Options

Must select one, cannot change once elected

Ielect:

X Nationwide Lifetime Income Rider+SM Core (Nationwide L.inc+SM Core)

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of[45]and[85]. Complete Investment Options in Section 3d. If you would like the Joint Option complete Section 3b.

Nationwide Lifetime Income Rider+SM Accelerated (Nationwide L.inc+SM Accelerated)

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of[45]and[85]. Complete Investment Options in Section 3e. If you would like the Joint Option complete Section 3b.

Nationwide Lifetime Income Rider+SM Max (Nationwide L.inc+SM Max)

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of[45]and[85]. Complete Investment Options in Section 3e. If you would like the Joint Option complete Section 3b.

3b. Joint Option

Only available with Living Benefits

By electing the Joint Option, you are accepting additional charges and/or lower Lifetime Withdrawal Percentages. See your prospectus for additional information. You are also naming your spouse as a Joint Determining Life. This benefit will allow the income from your Living Benefit to continue to the Joint Determining Life after the death of the Determining Life. Please note that the Lifetime Income Percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life will be named as sole Primary Beneficiaries. When the Contract Owner named in section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person.

Not available with CRT (Charitable Remainder Trust) Contracts.

Joint Determining Life must be between the ages of [45]and[85.]

Joint Option Same as Co-Annuitant

Name (First, MI, Last):

Birth Date (MM/DD/YYYY):	Sex: M	F SSN/Tax ID:
Email:	Phone Number:

3c. Living Benefits: When do you anticipate beginning Lifetime Income Withdrawals?

Immediately (Additional forms required. Please see the New Business enrollment packet)

In	years (Additional forms required when you begin taking withdrawals)

XNot sure

If you want to begin immediate income, you must complete the Lifetime Income

Administrative form in the New Business Enrollment Packet.

ICC20-VAAA-0145AO	Page 4 of 10	(COMPACT - STANDARD) [NWDFN/Q (06/2020) ]

3. Living Benefits (continued)

3d. Nationwide L.inc+SM Core Investment Options

Select one or more funds from Box A, OR one model from Box B.

A	Whole percentages only. Must add up to 100%.	B	Elect one option only. 100% of the variable money
in the Contract will be allocated to option elected.
% Fidelity VIP Freedom Fund 2010 Portfolio

X American Funds Option
% NVIT CardinalSM Conservative Fund
34% American Funds NVIT Growth-Income Fund
	% NVIT CardinalSM Moderately Conservative Fund		33%	American Funds NVIT Asset Allocation Fund
	% NVIT CardinalSM Balanced Fund		33% American Funds NVIT Bond Fund
American Funds Managed Option
% NVIT CardinalSM Managed Growth & Income Fund
34% NVIT Managed American Funds Growth-Income Fund
% NVIT CardinalSM Managed Growth Fund
			33%	NVIT Managed American Funds Asset Allocation Fund
	% NVIT CardinalSM Moderate Fund		33% American Funds NVIT Bond Fund
BlackRock Option
% NVIT Investor Dest. Conservative Fund
34% BlackRock NVIT Equity Dividend Fund
% NVIT Investor Dest. Moderately Conservative Fund
			33%	BlackRock NVIT Managed Global Allocation Fund
	% NVIT Investor Dest. Balanced Fund		33%	BlackRock Total Return VI Fund
	% NVIT Investor Dest. Managed Growth & Income Fund		Fidelity® VIP Funds Option
30% Fidelity VIP Growth & Income Portfolio
% NVIT Investor Dest. Managed Growth Fund
			35%	Fidelity VIP Balanced Portfolio
% NVIT Investor Dest. Moderate Fund
			35%	Fidelity VIP Investment Grade Bond Portfolio
	% NVIT Managed American Funds Asset Allocation Fund		NVIT iShares Option
50% NVIT iShares Fixed Income ETF Fund
= 100%
50% NVIT iShares Global Equity ETF Fund
J.P. Morgan Option
34% JPMorgan Insurance Trust Core Bond Port
			33%	NVIT J.P. Morgan Disciplined Equity Fund
			33%	NVIT J.P. Morgan MozaicSM Multi-Asset Fund
Nationwide Custom Choice
			!	Nationwide Custom Choice requires submission
of a Custom Choice Administrative form which is
located in the New Business Enrollment Packet.

3e. Nationwide L.inc+SM Accelerated and Nationwide L.inc+SM Max Investment Options

Select one or more funds from Box A, OR one model from Box B.

A	Whole percentages only. Must add up to 100%.	B	Elect one option only. 100% of the variable money
in the Contract will be allocated to option elected.
% Fidelity VIP Freedom Fund 2010 Portfolio

American Funds Option
% NVIT CardinalSM Capital Appreciation Fund
34% American Funds NVIT Growth-Income Fund
	% NVIT CardinalSM Conservative Fund		33% American Funds NVIT Asset Allocation Fund
33% American Funds NVIT Bond Fund
% NVIT CardinalSM Moderately Conservative Fund
American Funds Managed Option
% NVIT CardinalSM Balanced Fund
34% NVIT Managed American Funds Growth-Income Fund
	% NVIT CardinalSM Managed Growth & Income Fund		33% NVIT Managed American Funds Asset Allocation Fund
	% NVIT CardinalSM Managed Growth Fund		33% American Funds NVIT Bond Fund
BlackRock Option
% NVIT CardinalSM Moderate Fund
34% BlackRock NVIT Equity Dividend Fund
% NVIT CardinalSM Moderately Agressive Fund
33% BlackRock NVIT Managed Global Allocation Fund
	% NVIT CardinalSM Agressive Fund		33% BlackRock Total Return VI Fund
	% NVIT Investor Dest. Capital Appreciation Fund		Fidelity® VIP Funds Option
30% Fidelity VIP Growth & Income Portfolio
% NVIT Investor Dest. Conservative Fund
35% Fidelity VIP Balanced Portfolio
% NVIT Investor Dest. Moderately Conservative Fund
35% Fidelity VIP Investment Grade Bond Portfolio
	% NVIT Investor Dest. Balanced Fund		NVIT iShares Option
50% NVIT iShares Fixed Income ETF Fund
% NVIT Investor Dest. Managed Growth & Income Fund
50% NVIT iShares Global Equity ETF Fund
% NVIT Investor Dest. Managed Growth Fund
J.P. Morgan Option
	% NVIT Investor Dest. Moderate Fund		34% JPMorgan Insurance Trust Core Bond Port
	% NVIT Investor Dest. Moderately Aggressive Fund		33% NVIT J.P. Morgan Disciplined Equity Fund
33% NVIT J.P. Morgan MozaicSM Multi-Asset Fund
% NVIT Investor Dest. Agressive Fund
Nationwide Custom Choice
% NVIT Managed American Funds Asset Allocation Fund
			!	Nationwide Custom Choice requires submission
of a Custom Choice Administrative form which is
= 100%
located in the New Business Enrollment Packet.

ICC20-VAAA-0145AO		Page 5 of 10	(COMPACT - STANDARD) [NWDFN/Q	(06/2020) ]

4. Death Benefit Options

Election of Options within this section increases the Variable Account charges on your Contract. Consult your prospectus.

If a Death Benefit option is not elected, we will default to the standard death benefit.

I elect (choose only one option from Section 4a. or 4b.)

4a. Death Benefits

Highest Anniversary Death Benefit Option

(Annuitant, age[80] or younger.)

Return of Premium Death Benefit Option

(Annuitant, age[85]or younger.)

4b. Spousal Protection Options

Highest Anniversary Death Benefit with Spousal Protection Option (Annuitant/Co-Annuitant, age[80] or younger.)

Return of Premium Death Benefit with Spousal Protection Option (Annuitant/Co-Annuitant, age[85]or younger.)

5. Asset Rebalancing

The Contract Value will be rebalanced based on the variable fund Purchase Payment allocations elected on the application at the frequency selected below unless subsequently changed. Please note that if elected, asset rebalancing will apply to all funds.

Quarterly Semi-Annually Annually

6. Dollar Cost Averaging (DCA)

If a DCA is elected, your Purchase Payment will be invested in the fund you choose below and transferred to the variable fund allocations elected on the application. If a DCA Option is not elected, DCA will not be established.

I elect (choose only one Option from 6a., 6b., or 6c.):

6a. Enhanced DCA – Enhanced DCA always comes from the Fixed Account.

6-month Enhanced

12-month Enhanced

6b. Interest Out DCA – Interest Out DCA always comes from the Fixed Account. This DCA Option is NOT available if you have elected a Living Benefit.

Interest Out Monthly

6c. Standard DCA – Choose only one fund from the list below.

This DCA Option is NOT available if you have elected a Living Benefit. Standard DCA: Dollar Amount to DCA Monthly: $

Fixed Account

NVIT Core Bond Fund

NVIT Government Bond Fund

NVIT Government Money Market Fund

NVIT Short Term Bond Fund

PIMCO VIT Short-Term Portfolio

ICC20-VAAA-0145AO	Page 6 of 10	(COMPACT - STANDARD) [NWDFN/Q (06/2020) ]

7. Investment Options (Do not complete this section if you elected a Living Benefit in Section 3a.)

Purchase Payment Allocation and Disclosures

Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly. Consult your prospectus for reference to Share Class.

Must be whole percentages and must add up to 100%.

American Century Variable Portfolios

%American Century VP Inflation Protection Fund

American Funds Insurance Series®

%American Funds Insurance Series® Blue Chip Income & Growth FundSM

%American Funds Insurance Series® International FundSM

%American Funds Insurance Series® New World Fund®

BlackRock Variable Series Funds II

%BlackRock Global Allocation VI Fund

%BlackRock High Yield VI Fund

%BlackRock Total Return VI Fund BNY Mellon Investment Portfolios

%BNY Mellon IP MidCap Stock Portfolio Columbia Funds Variable Series Trust

%Columbia VP High Yield Bond Fund

Delaware Variable Insurance Product Trust

%Delaware VIP® Small Cap Value Series Eaton Vance Variable Trust

%Eaton Vance VT Floating-Rate Income Fund

Fidelity® Variable Insurance Product Funds

%Fidelity VIP Balanced Portfolio

%Fidelity VIP Energy Portfolio

%Fidelity VIP Freedom Fund 2010 Portfolio

%Fidelity VIP Growth Portfolio

%Fidelity VIP Growth & Income Portfolio

%Fidelity VIP Investment Grade Bond Portfolio

%Fidelity VIP Real Estate Portfolio

%Fidelity VIP Strategic Income Portfolio

Franklin Templeton Variable Insurance Products Trust

% Franklin Income VIP Fund

Goldman Sachs Variable Insurance Trust

%Goldman Sachs VIT Multi-Strategy Alternatives Portfolio

Invesco

%Invesco Oppenheimer V.I. Global Fund

%Invesco Oppenheimer V.I. International Growth Fund

%Invesco Oppeneheimer V.I. Main Street Small Cap Fund

Janus Henderson Variable Insurance Trust

%Janus Henderson VIT Enterprise Portfolio

%Janus Henderson VIT Flexible Bond Portfolio

%Janus Henderson VIT Global Technology Portfolio

JPMorgan Investment Management

%JPMorgan Insurance Trust Core Bond Portfolio

Lazard Retirement Series

%Lazard Retirement Emerging Markets Equity Portfolio

Lord Abbett Series Funds

%Lord Abbett Series Fund Short Duration Income Portfolio

%Lord Abbett Series Fund Total Return Portfolio

MainStay VP Funds Trust

%MainStay VP MacKay Convertible Portfolio MFS® Variable Insurance Trust

%MFS® VIT Utilities Portfolio

%MFS® VIT New Discovery Portfolio

%MFS® VIT Total Return Bond Portfolio MFS® Variable Insurance Trust II

%MFS® VIT Blended Research® Core Equity Portfolio

%MFS® VIT International Growth Portfolio MFS® Variable Insurance Trust III

%MFS® VIT Mid Cap Value Portfolio

Morgan Stanley Investment Management

%Morgan Stanley VIF Global Infrastructure Portfolio

%Morgan Stanley VIF Global Real Estate Portfolio

Nationwide Variable Insurance Trust (NVIT)

%American Century NVIT Multi Cap Value Fund

%American Funds NVIT Asset Allocation Fund

%American Funds NVIT Bond Fund

%American Funds NVIT Global Growth Fund

%American Funds NVIT Growth Fund

%American Funds NVIT Growth-Income Fund

%Amundi NVIT Multi Sector Bond Fund

%BlackRock NVIT Equity Dividend Fund

%BlackRock NVIT Managed Global Allocation Fund

%DoubleLine NVIT Total Return Tactical Fund

%Federated NVIT High Income Bond Fund

%Neuberger Berman NVIT Multi Cap Opportunities Fund

%Neuberger Berman NVIT Socially Responsible Fund

%NVIT CardinalSM Aggressive Fund

%NVIT CardinalSM Balanced Fund

%NVIT CardinalSM Capital Appreciation Fund

%NVIT CardinalSM Conservative Fund

%NVIT CardinalSM Managed Growth & Income Fund

%NVIT CardinalSM Managed Growth Fund

%NVIT CardinalSM Moderate Fund

%NVIT CardinalSM Moderately Aggressive Fund

%NVIT CardinalSM Moderately Conservative Fund

%NVIT Core Bond Fund

%NVIT Core Plus Bond Fund

%NVIT DFA Capital Appreciation Fund

%NVIT DFA Moderate Fund

%NVIT Dynamic U.S. Growth Fund

%NVIT Emerging Markets Fund

%NVIT Government Bond Fund

%NVIT Government Money Market Fund

%NVIT International Index Fund

%NVIT Investor Dest. Aggressive Fund

%NVIT Investor Dest. Balanced Fund

%NVIT Investor Dest. Capital Appreciation Fund

%NVIT Investor Dest. Conservative Fund

%NVIT Investor Dest. Managed Growth & Income Fund

%NVIT Investor Dest. Managed Growth Fund

%NVIT Investor Dest. Moderate Fund

%NVIT Investor Dest. Moderately Aggressive Fund

%NVIT Investor Dest. Moderately Conservative Fund

%NVIT iShares Fixed Income ETF Fund

%NVIT iShares Global Equity ETF Fund

%NVIT Jacobs Levy Large Cap Growth Fund

%NVIT J.P. Morgan Disciplined Equity Fund

%NVIT J.P. Morgan MozaicSM Multi-Asset Fund

%NVIT Managed American Funds Asset Allocation Fund

%NVIT Managed American Funds Growth- Income Fund

%NVIT Mid Cap Index Fund

%NVIT Multi-Manager International Growth Fund

%NVIT Multi-Manager International Value Fund

%NVIT Multi-Manager Large Cap Value Fund

%NVIT Multi-Manager Mid Cap Value Fund

%NVIT Multi-Manager Small Cap Growth Fund

%NVIT Multi-Manager Small Cap Value Fund

%NVIT Multi-Manager Small Company Fund

%NVIT S&P 500 Index Fund

%NVIT Short Term Bond Fund

%NVIT Small Cap Index Fund

%NVIT Wells Fargo Discovery Fund

ICC20-VAAA-0145AO	Page 7 of 10	(COMPACT - STANDARD) [NWDFN/Q (06/2020) ]

7. Investment Options (Do not complete this section if you elected a Living Benefit in Section 3a.)

Purchase Payment Allocation and Disclosures

Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly. Consult your prospectus for reference to Share Class.

Must be whole percentages and must add up to 100%.

PIMCO Variable Insurance Trust

%PIMCO VIT All Asset Portfolio

%PIMCO VIT CommodityRealReturn® Strategy Portfolio

%PIMCO VIT Emerging Markets Bond Portfolio

%PIMCO VIT Income Advisor Portfolio

%PIMCO VIT International Bond Portfolio (U.S. Dollar-hedged)

%PIMCO VIT International Bond Portfolio (Unhedged)

%PIMCO VIT Short-Term Portfolio

%PIMCO VIT Total Return Portfolio

Putnam Variable Trust

%Putnam VT Equity Income Fund T. Rowe Price Equity Series

%T. Rowe Price Health Sciences Portfolio VanEck VIP Trust

%VanEck VIPT Global Gold Fund

%VanEck VIPT Global Hard Assets Fund

Nationwide Life Insurance Company

% Fixed Account

If you elect a Living Benefit, the Fixed Account is only available as the originating account for the available Dollar Cost Averaging programs

ICC20-VAAA-0145AO	Page 8 of 10	(COMPACT - STANDARD) [NWDFN/Q (06/2020) ]

8. Fraud Warning

Interstate Insurance Product Regulation Commission State Fraud Language: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

9.Contract Owner Signatures and Authorizations

9a. Replacement Information

Yes

Yes

!

X No	Do you have existing life insurance or annuity Contracts?
X No	Will the applied for Contract replace, discontinue or change any existing life insurance or annuity Contracts?

If you answered "yes" to EITHER question above, your state may require NAIC or state specific replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC or state specific replacement forms.

9b. Acknowledgements, Disclosure and Signatures

I acknowledge that I have received and understand the current prospectus for this variable annuity Contract, and that by signing this application I understand and acknowledge the following:

Annuity payments, Death Benefits, Surrender Values, and other Contract Values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

• Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant,[Determining Life and/ or Joint Determining Life if applicable,]may not exceed $1,000,000 unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. Any excess amount not accepted will be returned to the Contract Owner.[If an optional Living Benefit is elected in Section 3, Nationwide reserves the right to restrict subsequent Purchase Payments.]

• That I do not represent a corporate entity or institutional investor.

• I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if I plan to change the Contract Owner or assign benefits under the Contract, the Contract will not meet this objective.

• I understand that a change of a Contract Owner or assignment of the Contract may result in the termination or reduction of the Death Benefit under the Contract, any elected Death Benefit option, [and/or Living Benefit. ]

•I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if the Annuitant I am naming has been diagnosed with or had any indication of an illness expected to result in death within 12 months, the Contract will not meet this objective.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

Contract Owner Signature: John A. Doe

Joint Contract Owner Signature (if any):	Jane B. Doe
State In Which Application Was Signed:	AnyState	Date: 06/01/2020

ICC20-VAAA-0145AO	Page 9 of 10	(COMPACT - STANDARD) [NWDFN/Q (06/2020) ]

10. Primary Registered Representative Information

10a. Primary Registered Representative Replacement Information

Yes	X No	Are you aware of any existing annuities or insurance owned by the applicant?
Yes	X No	Will the applied for Contract replace, discontinue or change any existing life insurance or annuity Contracts?

10b. Primary Registered Representative Information (Please print)

Name (First, MI, Last):	Thomas A. Moore
Office Street Address:	444 AnyStreet
City: AnyCity	State: AnyState	ZIP: 12345-6789

Phone Number: " 555-555-1234

Email: emailaddress@gmail.com

Firm Name:	ABC Producer
SSN:	(Not required if registered representative and firm name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature:		Thomas A. Moore	Date: 06/01/2020

Principal's Signature:			Date:
(If required)

11. Additional Registered Representative Information
11a. Additional Registered Representative Replacement Information
Yes	No	Are you aware of any existing annuities or insurance owned by the applicant?
Yes	No	Will the applied for Contract replace, discontinue or change any existing life insurance or annuity Contracts?

11b. Additional Registered Representative Information (Please print)

Name (First, MI, Last):
Office Street Address:
City:	State:	ZIP:

Phone Number: "

Email:

Firm Name:
SSN:	(Not required if registered representative and firm name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature:	Date:
Principal's Signature:	Date:
(If required)

[Nationwide Destination is a service mark of Nationwide Mutual Insurance Company.]

[Nationwide and the Nationwide N and Eagle are service marks of Nationwide Mutual Insurance Company. ©2020 Nationwide]

ICC20-VAAA-0145AO	Page 10 of 10 (COMPACT - STANDARD) [NWDFN/Q (06/2020) ]